SCHEDULE A

As of April 17, 2025, the Trustees have established the following Series of the Trust:

Harbor Scientific Alpha High-Yield ETF

Harbor Scientific Alpha Income ETF

Harbor Long-Term Growers ETF

Harbor Commodity All-Weather Strategy ETF

Harbor Human Capital Factor Unconstrained ETF

Harbor Dividend Growth Leaders ETF

Harbor International Compounders ETF

Harbor Health Care ETF

Harbor Human Capital Factor U.S. Large Cap ETF

Harbor Human Capital Factor U.S. Small Cap ETF

Harbor Multi-Asset Explorer ETF

Harbor Long-Short Equity ETF

Harbor Disciplined Bond ETF

Harbor AlphaEdge Small Cap Earners ETF

Harbor Active Small Cap ETF

Harbor AlphaEdge Large Cap Value ETF

Harbor AlphaEdge Next Generation REITs ETF

Harbor PanAgora Dynamic Large Cap Core ETF

Harbor Osmosis International Resource Efficient ETF

Harbor Osmosis Emerging Markets Resource Efficient ETF

Harbor Transformative Technologies ETF

Harbor Emerging Markets Select ETF

Harbor Mid Cap Value ETF

Harbor SMID Cap Value ETF

Harbor Mid Cap Core ETF

Harbor SMID Cap Core ETF

Harbor International Equity ETF

Harbor Emerging Markets Equity ETF

Harbor Alpha Layering ETF

1